As filed with the Securities and Exchange Commission on July 1, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HubSpot, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2632791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

HubSpot, Inc.

Two Canal Park

Cambridge, Massachusetts 02141

(888) 482-7768

(Address of principal executive offices)

2024 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plan)

Yamini Rangan

Chief Executive Officer

HubSpot, Inc.

Two Canal Park

Cambridge, Massachusetts 02141

(Name and address of agent for service)

(888) 482-7768

(Telephone number, including area code, of agent for service)

Copies to:

Mark T. Bettencourt, Esq. Joseph C. Theis, Jr., Esq. Justin S. Anslow, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Erika Fisher, Esq. Chief Legal Officer HubSpot, Inc. Two Canal Park Cambridge, Massachusetts 02141 (888) 482-7768

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 2,300,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of HubSpot, Inc. (the “Registrant”), to be issued under the Registrant’s 2024 Stock Option and Incentive Plan (the “2024 Plan”). On June 15, 2026, pursuant to an amendment to the 2024 Plan, the number of shares of Common Stock reserved and available for issuance under the 2024 Plan increased by 2,300,000 shares. This Registration Statement registers these additional 2,300,000 shares of Common Stock.

The additional shares described above are of the same class as other securities relating to the 2024 Plan for which the Registrant’s registration statement filed on Form S-8, File No. 333-280539 (filed with the Securities and Exchange Commission (the “SEC”) on June 27, 2024) is effective. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s prior registration statement on Form S-8, File No. 333-280539 (filed with the SEC on June 27, 2024), relating to the 2024 Plan, are incorporated herein by reference, except to the extent supplemented or amended or superseded by the information set forth herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on June 10, 2025).

4.2	Sixth Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on June 10, 2025).

4.3	Amendment No. 1 to the Sixth Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on March 11, 2026).

4.4	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (SEC File No. 333-198333) filed on September 26, 2014).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (contained on signature page hereto).

99.1	HubSpot, Inc. 2024 Stock Option and Incentive Plan, and forms of restricted stock and option agreements thereunder (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on June 14, 2024).

99.2	Form of PSU Agreement (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 10-Q filed on May 7, 2026).

99.3	Amendment No. 1 to the HubSpot, Inc. 2024 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on June 16, 2026).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on July 1, 2026.

HubSpot, Inc.

By:	/s/ Erika Fisher
Erika Fisher
Chief Legal Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yamini Rangan, Kate Bueker, and Erika Fisher, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of HubSpot, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yamini Rangan Yamini Rangan	Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2026

/s/ Kate Bueker Kate Bueker	Chief Financial Officer (Principal Financial and Accounting Officer)	July 1, 2026

/s/ Lorrie Norrington Lorrie Norrington	Chairperson	July 1, 2026

/s/ Dharmesh Shah Dharmesh Shah	Chief Technology Officer and Director	July 1, 2026

/s/ Andrew Anagnost Andrew Anagnost	Director	July 1, 2026

/s/ Mike Berry Mike Berry	Director	July 1, 2026

/s/ Brian Halligan Brian Halligan	Director	July 1, 2026

/s/ Claire Hughes Johnson Claire Hughes Johnson	Director	July 1, 2026

/s/ Clara Shih Clara Shih	Director	July 1, 2026

/s/ Jay Simons Jay Simons	Director	July 1, 2026

/s/ Jill Ward Jill Ward	Director	July 1, 2026